Exhibit 99.8

PRAIRIE BREEZE WIND ENERGY II LLC
CONDENSED BALANCE SHEETS (UNAUDITED)

	As of June 30, 2015	As of December 31, 2014
ASSETS
CURRENT ASSETS:
Prepaid expenses and other current assets	186,186	—
Total current assets	186,186	—

LONG-TERM ASSETS:
Property, plant and equipment - net	80,238,775	8,618
Deposits	601,907	714,583
Other long-term assets	193,872	—
Total long-term assets	81,034,554	723,201
TOTAL	$81,220,740	$723,201

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,500	—
Sales and use tax payable	2,997,245	—
Other liabilities and accrued expenses	59,102,193	—
Total current liabilities	62,101,938	—

LONG-TERM LIABILITIES:
Asset retirement obligation	2,200,105	—
Total long-term liabilities	2,200,105	—
Total liabilities	64,302,043	—

COMMITMENTS AND CONTINGENCIES (See Note 5)	—	—

MEMBER'S EQUITY	16,918,697	723,201

TOTAL	$81,220,740	$723,201

See notes to Condensed Financial Statements (Unaudited)

PRAIRIE BREEZE WIND ENERGY II LLC
CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

For the Six Months Ended June 30, 2015
OPERATING EXPENSES:
Depreciation and accretion expense	$10,642
General and administrative expense	147,560
Business development expense	54,620
Total operating expenses	212,822

LOSS FROM OPERATIONS	(212,822)

NET LOSS	$(212,822)

See notes to Condensed Financial Statements (Unaudited)

PRAIRIE BREEZE WIND ENERGY II LLC
CONDENSED STATEMENT OF MEMBER'S EQUITY (UNAUDITED)

MEMBER'S EQUITY - January 1, 2015	$723,201

Capital contributions	16,683,465

Capital distributions	(275,147)

Net loss	(212,822)

MEMBER'S EQUITY - June 30, 2015	$16,918,697

See notes to Condensed Financial Statements (Unaudited)

PRAIRIE BREEZE WIND ENERGY II LLC
CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(212,822)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and accretion expense	10,642
Changes in assets and liabilities:
Prepaid expenses	(186,186)
Accounts payable	2,500
Other liabilities and accrued expenses	—
Net cash used in operating activities	(385,866)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(16,024,410)
Deposits	112,676
Net cash used in investing activities	(15,911,734)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	16,683,465
Capital distributions	(275,147)
Other financing activities	(110,718)
Net cash provided by financing activities	16,297,600

NET INCREASE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS - Beginning of year	—

CASH AND CASH EQUIVALENTS - End of period	$—

See notes to Condensed Financial Statements (Unaudited)

PRAIRIE BREEZE WIND ENERGY II LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.	DESCRIPTION OF BUSINESS

Prairie Breeze Wind Energy II LLC, a Delaware limited liability company (the “Company”), was formed on May 8, 2014. The purpose of the Company is to develop, construct, own, operate and maintain the Prairie Breeze II Wind Farm (the “Project”) located in Elgin County, Nebraska.

The Company began construction of the Project in December 2014. The Project is an electricity generating facility with a maximum net generating capacity of 73.4 megawatts (“MW”). The Project is expected to commence commercial operation in December 2015.

In May 2015, IWFNA Development Holdings LLC (“IWFNA”), the direct owner of 100% of the membership interest in the Company, assigned all membership interest in the Company to Prairie Breeze II Holdings LLC (“PBII”), which subsequently transferred the membership interest to Invenergy Wind Global LLC (“IWG”).

On June 30, 2015, IWG entered into a Purchase and Sale Agreement (the “PSA”) with a third party to sell 90.1% of the equity interests in the Company. IWG will retain the remaining 9.9% equity interests in the Company. The sale is expected to close by the end of 2015.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying unaudited condensed financial statements of the Company include all adjustments (consisting of normal, recurring items) necessary to present fairly its financial position and results of operations and cash flows for the periods presented. The Company has presented the condensed financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, the condensed financial statements do not include all the information and disclosures required by GAAP for complete financial statements. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes there included in the annual financial statements for the fiscal year ended December 31, 2014.

Subsequent events were evaluated through August 17, 2015, the date the condensed financial statements were available to be issued.

Management Estimates

The preparation of condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Asset Retirement Obligation

The Company enters into agreements to lease land on which to construct and operate its wind energy project. Pursuant to certain lease agreements, the Company is required to decommission its wind energy project equipment including the disassembly and removal of wind turbine generators and towers, substation and interconnection facilities, as well as foundations for the towers and substations, and to provide for restoration of the leased property at the end of the lease terms.

The Company records an initial asset retirement obligation at fair value as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets occurs. The liability is accreted each period over the maximum term of the contractual agreements. The Company recorded the offsetting asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciates that cost over the maximum term of the contractual agreements. The residual value of the related long-lived asset is excluded from the calculation.

The Company uses significant assumptions and estimates to determine the amount of the asset retirement obligation. These estimates can change based on new information; therefore, the Company periodically re-evaluates these assumptions and estimates.

Other Liabilities and Accrued Expenses

Other liabilities and accrued expenses represent construction costs incurred at the Project but not yet paid.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an update to accounting for revenue recognition, which provides a universal method for recognizing revenue. The guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance is effective for annual reporting periods beginning after December 15, 2018, and will be applied retrospectively to all prior periods presented or apply the requirements in the year of adoption, through a cumulative adjustment. Early adoption is permitted for the year ending December 31, 2017. The Company is currently evaluating the potential impact of the adoption of this revised accounting guidance on its revenue recognition policy.

In February 2015, the FASB issued updated guidance which amends consolidation guidance by including changes to the variable and voting interest models used by entities to evaluate whether an entity should be consolidated. The guidance is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the potential impact of the updated guidance on the condensed balance sheets, statement of operations and statement of cash flows.

In April 2015, the FASB issued an update to the guidance of interest on simplifying the presentation of debt issuance costs, which requires debt issuance costs related to a recognized debt liability to be presented on the condensed balance sheets as a direct deduction from the debt liability. The guidance is effective for annual reporting periods beginning after December 15, 2015. The Company is evaluating the potential impact of the updated guidance on the condensed balance sheets.

Subsequent Events

On August 7, 2015, an Equity Capital Contribution Agreement (“ECCA”) was executed between Prairie Breeze Expansion Class B Holdings (“PB Class B”) and Prairie Breeze Expansion Holdings LLC (“PBEH”), affiliates of the Company, and a third-party investor (“Class A Equity Investor”), whereby PBEH will issue additional interest to the Class A Equity Investor on the Funding Date, as defined in the ECCA. The Funding Date is expected to occur in November 2015, at which time the Company will be reassigned as a subsidiary of PB Class B and PBEH under the Consent and Agreement executed between IWG and the Class A Equity Investor.

On August 7, 2015, the Company entered into a credit agreement with a third party to provide a construction loan with total commitments of $109,185,113. The construction loan will mature on the earlier of the Funding Date as defined in the ECCA or January 31, 2016.

On August 7, 2015, the Company entered into a Facilities Management Agreement with Invenergy Services LLC, an affiliate of the Company.

On August 7, 2015, the Company entered into an Assignment, Co-tenancy, and Shared Facilities Agreement with multiple affiliates in which the Company has committed to acquire a pro-rata share of certain shared facilities and shared easements currently owned by an affiliate upon achieving commercial operation. Additionally, the Company has contracted with another affiliate to manage the shared facilities.

3.	PROPERTY, PLANT AND EQUIPMENT - NET

Property, plant and equipment - net, consisted of the following:

	June 30, 2015	December 31, 2014
Construction work in progress	$20,524,312	$8,618
Other property and equipment	59,718,082	—
Subtotal	80,242,394	8,618
Less accumulated depreciation	(3,619)	—
Property, plant and equipment - net	$80,238,775	$8,618

The Company recorded $3,619 of depreciation expense for the six months ended June 30, 2015, on the condensed statements of operations.

4.	ASSET RETIREMENT OBLIGATION

As of June 30, 2015, the Company has recorded an asset retirement obligation of $2,200,105 and property, plant and equipment - net includes a corresponding long-lived asset of $2,189,463, net of accumulated depreciation.

Amounts recorded during 2015 are summarized as follows:

Balance - January 1, 2015	$—
Liabilities incurred in current period	2,193,082
Accretion expense	7,023
Balance - June 30, 2015	$2,200,105

5.	COMMITMENTS AND CONTINGENCIES

The Company leases land used by the Project under various operating lease agreements expiring on various dates through 2045. Lease expense will be recognized on a straight-line basis in accordance with the escalating payments outlined in the agreements over the lease term once the Project commences commercial operation. Some of the lease agreements include contingent rent payments based on a predetermined percentage of operating revenues of the Project.

In December 2014, the Company executed a Turbine Supply Agreement (“TSA”) with a third party to purchase wind turbines.

Pursuant to terms under the power purchase agreement, the Company is required to make payments to Lincoln Electric System (“LES”) if the guaranteed supply of energy is not met. The Company does not believe that such payments are likely to be required in the future.

6.	RELATED PARTY TRANSACTIONS

Some third-party invoices are paid by related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost.

7.	SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES

Noncash activities that have been excluded from the condensed statements of cash flows include the following:

Noncash investing activities:
Additions to property, plant and equipment	$(62,016,284)
Additions to asset retirement costs	2,193,082
Noncash financing activities:
Cost of financing activities	(83,154)

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